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                                                               EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-3 (No. 333-43222) of our report dated February 25, 2000, except for Note 10, as to which the date is March 20, 2000 relating to the financial statements and financial schedules, which appears in Acacia Research Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

October 13, 2000